Exhibit 99.01

                     SENTO CLOSES ACQUISITION OF XTRASOURCE
            - Integration of U.S. and European operations underway -

AMERICAN FORK, Utah, November 30, 2004 - Sento Corporation (Nasdaq: SNTO), a leading provider of integrated, multi-channel customer support, announced today that it has completed its previously announced acquisition of the operating assets of Xtrasource, Inc., an advanced contact solution provider. Xtrasource has operations in Raleigh, North Carolina, Enschede, The Netherlands, and Metz, France.

The transaction included the purchase of the assets and assumption of certain liabilities of Xtrasource (approximately $500,000 in net liabilities, as expected) as well as the acquisition of all the stock in its wholly-owned European operations. In line with its plan, Sento has completed the acquisition from a third party of the senior secured debt of Xtrasource, reached settlement agreements with several unsecured creditors, and is using the cash and accounts receivable (as collected) of Xtrasource to payoff the majority of the secured and unsecured liabilities as such have been or will be renegotiated.

Patrick F. O'Neal, President and CEO of Sento, commented, "We are pleased to have completed this important transaction and are proceeding rapidly with our integration plan. In the U.S., we have added a significant number of staff in the Xtrasource Raleigh contact center in response to a current Sento customer's expansion requirements. We are already recognizing revenue and have improved that center's capacity utilization. The Xtrasource acquisition also gives us an established capability in Europe. I returned from my recent visit to France and The Netherlands impressed with the people, processes and business being done there. In addition, our senior management teams from both Europe and the U.S. have completed an offsite planning session, which reconfirmed the similarities of our business philosophies and cultures and identified shared objectives and goals."

Mr. O'Neal concluded, "We have combined two companies that are highly complementary, enhanced our staff with tenured professionals, added important customers, and extended our global footprint. We are now energetically pursuing opportunities for growth, synergy and exceptional customer service as Sento builds value through this accretive transaction."

SENTO PROFILE

Sento Corporation (www.sento.com), has emerged as a leading provider of outsourced customer care and sales support services, managing customer relationships for a growing number of high-profile companies across multiple industries. Through Sento's Customer Choice PlatformSM, an integrated suite of multi-channel CRM technologies, customers are right channeled, that is, given a choice of self-service and assisted-service options--via web, e-mail, chat, and phone, for increased customer satisfaction with dramatic cost savings to Sento's clients. Sento provides support in 17 languages from three states in the U.S., from Enschede in The Netherlands and from Metz, France.

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FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company, the Company's stock price has historically been volatile; variations in market and economic conditions; the effect on the Company's earnings of the repricing of options; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB, as amended.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-772-1410 or tony_sansone@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net

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